AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of February 28, 1998 by and between Northstar Variable Trust (formerly Northstar/NWNL Trust, the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of April 15, 1994 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made Northstar Growth Fund Northstar High Yield Bond Fund, Northstar Income and Growth Fund, Northstar Multi-Sector Bond Fund and Northstar International Value Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 20 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 21, respectively.


II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
         -----------------------------------------

3.1.     DEFINITIONS.
         ------------
Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
         -------------------------------------------------------

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.     COUNTRIES COVERED.
         ------------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody

Manager will provide amended versions of Schedules A and B in accordance with
Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.     SCOPE OF DELEGATED RESPONSIBILITIES.
         ------------------------------------

3.4.1.  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
        -----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

         (i) the Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), its methods of keeping custodial records, and its security and data protection practices;

         (ii) whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

         (iii) the Eligible Foreign Custodian's general reputation and standing and, in the case of a foreign securities depository or clearing agency which is not a Mandatory Securities Depository, the foreign securities depository's or clearing agency's operating history and the number of participants in the foreign securities depository or clearing agency; and

         (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

3.4.2.  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
        -------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract shall include provisions that provide:

         (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

         (ii) that the Foreign Assets will not be subject to any right, security interest, or lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Eligible Foreign Custodian arising under bankruptcy, insolvency, or similar laws;

         (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

         (iv) that adequate records will be maintained identifying the Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

         (v) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and

         (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from the account of the Portfolio or a third party account containing the Foreign Assets held for the benefit of the Portfolio, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above in their entirety.

3.4.3.  MONITORING.
        -----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
         ---------------------------------------------------

For purposes of this Article 3, the Fund shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and the Fund's investment advisor (or a delegate thereof) shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.
         -----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940, as amended, would exercise.

3.7.     REPORTING REQUIREMENTS.
         ------------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this Article 3 after the occurrence of the material change.

3.8.     REPRESENTATIONS WITH RESPECT TO RULE 17F-5.
         -------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.     EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
         ------------------------------------------------------------------
         MANAGER.
         --------

The Board's delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date of execution of this Amendment and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 of this Article 3 shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.


4.       DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF A PORTFOLIO HELD
         ---------------------------------------------------------------------
         OUTSIDE THE UNITED STATES.
         --------------------------

4.1      DEFINITIONS.
         ------------

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian or a Permissible Foreign Custodian.

"Permissible Foreign Custodian" means any person with whom property of a Portfolio may be placed and maintained outside of the United States under (i)
section 17(f) or 26(a) of the Investment Company Act of 1940, as amended, without regard to Rule 17f-5 or (ii) an order of the U.S. Securities and Exchange Commission.

4.2.     HOLDING SECURITIES.
         -------------------

The Custodian shall identify on its books as belonging to a Portfolio the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolio, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolio and (ii) the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     FOREIGN SECURITIES SYSTEMS.
         ----------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.     HOLDING OF FOREIGN ASSETS WITH PERMISSIBLE FOREIGN CUSTODIANS.
         --------------------------------------------------------------

Subject to the requirements of Sections 17(f) and 26(a) of the Investment Company Act of 1940, as amended (and any other applicable law or order), the Custodian may place and maintain Foreign Assets in the care of any Permissible Foreign Custodian. Article 3 (other than the definitions in Section 3.1) of this Contract shall not apply to placement of Foreign Assets by the Custodian with a Permissible Custodian.

4.5.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
         ----------------------------------------

         4.5.1.   DELIVERY OF FOREIGN SECURITIES.
                  --------------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive

                  Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

         4.5.2.   PAYMENT OF PORTFOLIO MONIES.
                  ----------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vii) in connection with the borrowing/lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

         4.5.3.   MARKET CONDITIONS.
                  ------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

4.6.     REGISTRATION OF FOREIGN SECURITIES.
         -----------------------------------

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.7.     BANK ACCOUNTS.
         --------------

A bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.8.     COLLECTION OF INCOME.
         ---------------------

The Custodian shall use reasonable endeavors to collect all income and other payments in due course with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.9.     PROXIES.
         --------

The Custodian will generally with respect to the foreign securities held under this Article 4 use its reasonable endeavors to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.10.    COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
         ----------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised.

4.11.    LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
         -------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.12.    TAX LAW.
         --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.13.    LIABILITY OF CUSTODIAN.
         -----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the U.S. Securities and Exchange Commission or by the staff of the Division of Investment Management of such Securities and Exchange Commission.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.


III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                       STATE STREET BANK AND TRUST
(Signature of Glenn Ciotti)         COMPANY
________________________________

Glenn Ciotti                        By: (Signature of Ronald E. Logue)
                                       ________________________________________
VP & Assoc. Counsel                 Name:   Ronald E. Logue
                                    Title:   Executive Vice President





WITNESSED BY:                       NORTHSTAR VARIABLE TRUST

(Signature of Stephanie L. Beckner)
___________________________________
Stephanie L. Beckner                  By:  (Signature of Mark L. Lipson)
                                           _____________________________________
                                      Name: Mark L. Lipson
                                      Title:  Director and President

                                  STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES



Country                    Subcustodian                                Non-Mandatory Depositories

Argentina                  Citibank, N.A.                              --


Australia                  Westpac Banking Corporation                 --


Austria                    Erste Bank der oesterreichischen            --
                           Sparkasen AG


Bahrain                    The British Bank of the Middle East         --
                           (as delegate of the Hongkong and
                           Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank                     --


Belgium                    Generale Bank                               --


Bermuda                    The Bank of Bermuda Limited                 --


Bolivia                    Banco Boliviano Americano                   --


Botswana                   Barclays Bank of Botswana Limited           --


Brazil                     Citibank, N.A.                              --


Bulgaria                   ING Bank N.V.                               --


Canada                     Canada Trustco Mortgage Company             --


Chile                      Citibank, N.A.                              --


People's Republic          The Hongkong and Shanghai                   --
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches


Colombia                   Cititrust Colombia S.A.                     --
                           Sociedad Fiduciaria





                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                    Subcustodian                                Non-Mandatory Depositories


Croatia                    Privredana banka Zagreb d.d                 --


Cyprus                     Barclays Bank PLC                           --
                           Cyprus Offshore Banking Unit


Czech Republic             Ceskoslovenska Obchodni                     --
                           Banka A.S.


Denmark                    Den Danske Bank                             --


Ecuador                    Citibank, N.A.                              --


Egypt                      National Bank of Egypt                      --


Estonia                    Hansabank                                   --


Finland                    Merita Bank Ltd.                            --


France                     Banque Paribas                              --


Germany                    Dresdner Bank AG                            --


Ghana                      Barclays Bank of Ghana Limited              --


Greece                     National Bank of Greece S.A                 Bank of Greece


Hong Kong                  Standard Chartered Bank                     --


Hungary                    Citibank Budapest Rt.                       --


India                      Deutsche Bank AG;                           --
                           The Hongkong and Shanghai
                           Banking Corporation Limited


Indonesia                  Standard Chartered Bank                     --


                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                    Subcustodian                                Non-Mandatory Depositories


Ireland                    Bank of Ireland                             --


Israel                     Bank Hapoalim B.M.                          --


Italy                      Banque Paribas                              --


Ivory Coast                Societe Generale de Banques                 --
                           en Cote d'Ivoire


Jamaica                    Scotiabank Trust and Merchant Bank          --


Japan                      The Daiwa Bank, Limited;                    Japan Securities Depository
                           The Fuji Bank, Limited                      Center;


Jordan                     The British Bank of the Middle East         --
                           (as delegate of the Hongkong and
                           Shanghai Banking Corporation Limited)


Kenya                      Barclays Bank of Kenya Limited              --


Republic of Korea          The Hongkong and Shanghai Banking           --
                           Corporation Limited


Latvia                     Hansabank                                   --


Lebanon                    The British Bank of the Middle East         Custodian and Clearing Center of Financial
                           (as delegate of the Hongkong and            Instruments for Lebanon (MIDCLEAR) S.A.L.;
                           Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB                          --


Malaysia                   Standard Chartered Bank                     --
                           Malaysia Berhad


Mauritius                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited



                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                    Subcustodian                                Non-Mandatory Depositories


Mexico                     Citibank Mexico, S.A.                       --


Morocco                    Banque Commerciale du Maroc                 --


Namibia                    (via) Standard Bank of South Africa         -


The Netherlands            MeesPierson N.V.                            --


New Zealand                ANZ Banking Group                           --
                           (New Zealand) Limited


Norway                     Christiania Bank og                         --
                           Kreditkasse


Oman                       The British Bank of the Middle East         --
                           (as delegate of the Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG                            --


Peru                       Citibank, N.A.                              --


Philippines                Standard Chartered Bank                     --


Poland                     Citibank Poland S.A.                        --


Portugal                   Banco Comercial Portugues                   --


Romania                    ING Bank, N.V.                              --


Russia                     Credit Suisse First Boston, Zurich          --
                           via Credit Suisse First Boston
                           Limited, Moscow


Singapore                  The Development Bank                        --
                           of Singapore Ltd.


                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                    Subcustodian                                Non-Mandatory Depositories



Slovak Republic            Ceskoslovenska Obchodna                     --
                           Banka A.S.


Slovenia                   Banka Creditanstalt d.d.                    --


South Africa               Standard Bank of South Africa Limited       --


Spain                      Banco Santander, S.A.                       --


Sri Lanka                  The Hongkong and Shanghai                   --
                           Banking Corporation Limited


Swaziland                  Barclays Bank of Swaziland Limited          --


Sweden                     Skandinaviska Enskilda Banken               --


Switzerland                Union Bank of Switzerland                   --


Taiwan - R.O.C.            Central Trust of China                      --


Thailand                   Standard Chartered Bank                     --

Trinidad & Tobago          Republic Bank Ltd.                          --


Tunisia                    Banque Internationale Arabe de Tunisie      --


Turkey                     Citibank, N.A.                              --


United Kingdom             State Street Bank and Trust                 --


Uruguay                    Citibank, N.A.                              --


Venezuela                  Citibank, N.A.                              --




                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                    Subcustodian                                Non-Mandatory Depositories



Zambia                     Barclays Bank of Zambia Limited             --


Zimbabwe                   Barclays Bank of Zimbabwe Limited           --


Euroclear (The Euroclear System)

Cedel (Cedel Bank, societe anonyme)

INTERSETTLE (for EASDAQ Securities)

                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES




         Country                                              Mandatory Depositories

         Argentina                                            -Caja de Valores S.A.;

                                                              -CRYL


         Australia                                            -Austraclear Limited;

                                                              -Reserve Bank Information and
                                                              Transfer System


         Austria                                              -Oesterreichische Kontrollbank AG
                                                              (Wertpapiersammelbank Division)


         Belgium                                              -Caisse Interprofessionnelle de Depots et
                                                              de Virements de Titres S.A.;

                                                              -Banque Nationale de Belgique


         Brazil                                               - Camara de Liquidacao de Sao Paulo, (Calispa);

                                                              -Bolsa de Valores de Rio de Janeiro
                                                              - All SSB clients presently use Calispa

                                                              -Central de Custodia e de Liquidacao Financeira
                                                              de Titulos

                                                              -Banco Central do Brasil,
                                                              Systema Especial de Liquidacao e
                                                              Custodia


         Bulgaria                                             - Central Depository AD


         Canada                                               -The Canadian Depository
                                                              for Securities Limited; West Canada
                                                              Depository Trust Company [depositories
                                                              linked]


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.



                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         Country                                              Mandatory Depositories


         People's Republic                                    -Shanghai Securities Central Clearing and
         of China                                             Registration Corporation;

                                                              -Shenzhen Securities Central Clearing
         Co., Ltd.


         Croatia                                              Ministry of Finance


         Czech Republic                                       --Stredisko cennych
                                                              papiru(degree)                                                    ;

                                                              -Czech National Bank

         Denmark                                              -Vaerdipapircentralen - The Danish
                                                              Securities Center


         Egypt                                                -Misr Company for Clearing, Settlement,
                                                              and Central Depository


         Estonia                                              - Eesti Vaartpaberite Keskdepositooruim


         Finland                                              -The Finnish Central Securities
                                                              Depository


         France                                               -Societe Interprofessionnelle
                                                              pour la Compensation des
                                                              Valeurs Mobilieres;

                                                              -Banque de France,
                                                              Saturne System


         Germany                                              -The Deutscher Kassenverein AG


         Greece                                               -The Central Securities Depository
                                                              (Apothetirion Titlon A.E.);


         Hong Kong                                            -The Central Clearing and
                                                              Settlement System;

                                                              -The Central Money Markets Unit


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.



                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         Country                                              Mandatory Depositories



         Hungary                                              -The Central Depository and Clearing
                                                              House (Budapest) Ltd.
                                                              [Mandatory for Gov't Bonds only;
                                                              SSB does not use for other securities]


         India                                                The National Securities Depository Limited


         Indonesia                                            -Bank of Indonesia


         Ireland                                              -The Central Bank of Ireland,
                                                              The Gilt Settlement Office


         Israel                                               -The Clearing House of the
                                                              Tel Aviv Stock Exchange;

                                                              -Bank of Israel


         Italy                                                -Monte Titoli S.p.A.;

                                                              -Banca d'Italia


         Japan                                                -Bank of Japan Net System


         Republic of Korea                                     -Korea Securities Depository Corporation


         Latvia                                               - The Latvian Central Depository


         Lebanon                                              -The Central Bank of Lebanon


         Lithuania                                            - The Central Securities Depository of Lithuania


         Malaysia                                             -Malaysian Central Depository Sdn.
                                                              Bhd.;

                                                              -Bank Negara Malaysia,
                                                              Scripless Securities Trading and Safekeeping
                                                              Systems


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.





                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         Country                                              Mandatory Depositories



         Mauritius                                            -The Central Depository & Settlement
                                                              Co. Ltd.


         Mexico                                               -S.D. INDEVAL, S.A. de C.V.
                                                              (Instituto para el Deposito de
                                                              Valores);
         The Netherlands                                      -Nederlands Centraal Instituut voor
                                                              Giraal Effectenverkeer B.V. ("NECIGEF");


         New Zealand                                          -New Zealand Central Securities
                                                              Depository Limited


         Norway                                               -Verdipapirsentralen - The Norwegian
                                                              Registry of Securities


         Oman                                                 -Muscat Securities Market


         Peru                                                 -Caja de Valores y Liquidaciones
                                                              (CAVALI, S.A.)


         Philippines                                          -The Philippines Central Depository Inc.

                                                              -The Book-Entry-System of Bangko
                                                              Sentral ng Pilipinas;

                                                              -The Registry of Scripless Securities of the
                                                              Bureau of the Treasury

         Poland                                               -The National Depository of Securities
                                                              (Krajowy Depozyt Papierow Wartosciowych);

                                                              -National Bank of Poland


         Portugal                                             -Central de Valores Mobiliarios



* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.



                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         Country                                              Mandatory Depositories



         Romania                                              -National Securities Clearing, Settlement an
                                                              Depository Co.;

                                                              -Bucharest Stock Exchange;

                                                              -National Bank of Romania


         Singapore                                            -The Central Depository (Pvt.)
                                                              Limited;

                                                              -Monetary Authority of Singapore


         Slovak Republic                                      -Stredisko Cennych Papierov;

                                                              -National Bank of Slovakia


         Slovenia                                             - Klirinsko Depotna Bruzba


         South Africa                                         -The Central Depository Limited


         Spain                                                -Servicio de Compensacion y
                                                              Liquidacion de Valores, S.A.;

                                                              -Banco de Espana,
                                                              Anotaciones en Cuenta


         Sri Lanka                                            -Central Depository System
                                                              (Pvt) Limited


         Sweden                                               -Vardepapperscentralen VPC AB -
                                                              The Swedish Central Securities Depository


         Switzerland                                          -Schweizerische Effekten - Giro AG;


         Taiwan - R.O.C.                                      -The Taiwan Securities Central
                                                              Depository Company, Ltd.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.




                                  STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

         Country                                              Mandatory Depositories


         Thailand                                             -Thailand Securities Depository
                                                              Company Limited


         Tunisia                                              -STICODEVAM;

                                                              -Central Bank of Tunisia;

                                                              -Tunisian Treasury


         Turkey                                               -Takas ve Saklama Bankasi A.S.;

                                                              -Central Bank of Turkey


         United Kingdom                                       -The Bank of England,
                                                              The Central Gilts Office;
                                                              The Central Moneymarkets Office


         Uruguay                                              -Central Bank of Uruguay


         Zambia                                               -Lusaka Central Depository







* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.


